As filed with the Securities and Exchange Commission on July 10, 2007

Registration No. 333-16255

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-3/A

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

PG&E Corporation

(Exact name of registrant as specified in its charter)

California                                                                                        94-32394914
(State or Jurisdiction of                                                                           (I.R.S. Employer Identification No.)
Incorporation or Organization)

One Market Street, Spear Tower, Suite 2400
San Francisco, CA 94105
(415) 267-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

Hyun Park
One Market Street, Spear Tower, Suite 2400
San Francisco, CA 94105

(415) 267-7000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

_________________

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 2 to PG&E Corporation’s Registration Statement on Form S-3 (Commission File No. 333-16255) is filed to deregister 4,837,042 shares of PG&E Corporation’s common stock, no par value, previously registered on such Form S-3 that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Post-Effective Amendment to Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 10th day of July, 2007.

PG&E Corporation
(Registrant)

By:  HYUN PARK
Hyun Park
Senior Vice President
and General Counsel